                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 1999

                               NBC INTERNET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                      000-27899               94-3333463
-------------------------------      ------------         -------------------
(State or other jurisdiction of      (Commission            (IRS Employer
      incorporation)                 File Number)         Identification No.)

                        300 Montgomery Street, Suite 300
                         SAN FRANCISCO, CALIFORNIA 94104
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 288-2500

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         On December 1, 1999, NBC Internet, Inc. filed with the Securities and Exchange Commission a current report on Form 8-K, as subsequently amended on December 14, 1999 (the "Form 8-K") with respect to the acquisition of Xoom.com, SNAP! LLC, the businesses related to NBC.com, NBC-IN.com, VideoSeeker.com and a 10% ownership interest in CNBC.com. This amendment is being filed for the purpose of including financial statements and pro forma financial information and shall be read in conjunction with the Form 8-K.

        (a)     Financial Statements of Businesses Acquired

                (1) The following documents appear as Exhibit 99.1 to this Current Report on Form 8-K/A-2 and are incorporated herein by reference:

                        (i) Snap! LLC audited financial statements as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998.

                        (ii) Snap! LLC unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1999.

                (2) The following documents appear as Exhibit 99.2 to this Current Report on Form 8-K/A-2 and are incorporated herein by reference:

                        (i) NBC Multimedia Division audited financial statements as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998.

                        (ii) NBC Multimedia Division unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999.

                (3) The following documents appear as Exhibit 99.3 to this Current Report on Form 8-K/A-2 and are incorporated herein by reference:

                        (i) Xoom.com, Inc. unaudited pro forma condensed combined financial information for the year ended December 31, 1998 and the nine months ended September 30, 1999.

                (4) Xoom.com, Inc. audited financial statements as of December 31, 1997 and 1998 and for the period from April 16, 1996 (inception) through December 31, 1996 and for the years ended December 31, 1997 and 1998 (incorporated by reference from our Registration Statement on Form S-4 (Commission File No. 333-82639)).

                (5) Xoom.com, Inc. unaudited financial statements as of September 30, 1999 and for the nine months ended
        September 30, 1998 and 1999 (incorporated by reference from the Xoom.com. Quarterly Report on Form 10-Q for the period ended September 30, 1999 (Commission File No. 000-25139)).

        (b)     Pro Forma Financial Information.

                The following documents appear as Exhibit 99.4 to this Current Report on Form 8-K/A-2 and are incorporated herein by reference:

                NBC Internet, Inc. unaudited pro forma condensed combined financial information as of September 30, 1999 and for the nine months ended September 30, 1999 and the year ended December 31, 1998.

        (c)     Exhibits

                99.1    Financial Statements of Snap! LLC

                99.2    Financial Statements of NBC Multimedia Division

                99.3 Unaudited Condensed Combined Financial Information of NBC Internet, Inc.

                99.4 Unaudited Condensed Combined Financial Information of Xoom.com, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        NBC INTERNET, INC.

Date:  December 21, 1999                /s/ John Harbottle
                                        ----------------------------------------
                                        John Harbottle, Executive Vice President
                                        Finance and Chief Financial Officer

                            INDEPENDENT AUDITORS' REPORT

The Board of Managers
Snap! LLC:

    We have audited the accompanying balance sheets of Snap! LLC as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of Snap! LLC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snap! LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

San Francisco, California

June 18, 1999

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                 BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                   DECEMBER 31,
                                                                                  ---------------     SEPTEMBER 30
                                                                                  1997        1998        1999
                                                                               ----------  ---------- ------------
                                                                                                       (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents..................................................  $       --         865         542
  Accounts receivable, net of allowance for doubtful accounts of $0 at
    December 31 1997, $469 at December 31, 1998,
    and $993 at September 30, 1999..........................................          367       3,015       3,926
  Due from CNET..............................................................          --         655          --
  Prepaid expenses and other current assets..................................          --       1,778       4,838
                                                                               ----------  ----------  -----------
    Total current assets.....................................................         367       6,313       9,306
Property and equipment, net..................................................       1,127       4,674      10,225
Investments..................................................................          --         605      32,607
Deposits and other assets....................................................          36          42       2,502
                                                                               ----------  ----------  -----------
    Total assets.............................................................  $    1,530      11,634      54,640
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------
                  LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable...........................................................  $      312       2,721       5,450
  Accrued and other liabilities..............................................         216       2,846       5,249
  Deferred revenue...........................................................         400         553       4,569
  Due to CNET................................................................          --          --       1,788
  Due to NBC.................................................................          --          --         101
                                                                               ----------  ----------  -----------
    Total current liabilities................................................         928       6,120      17,157
Line of credit...............................................................          --      13,500      43,300
                                                                               ----------  ----------  -----------
    Total liabilities........................................................         928      19,620      60,457
                                                                               ----------  ----------  -----------
Commitments
Members' equity:
  Members' equity............................................................      16,170      48,972      94,358
  Deferred compensation......................................................          --      (2,102)     (7,705)
  Other accumulated comprehensive income.....................................          --          --      22,731
  Accumulated deficit........................................................     (15,568)    (54,856)   (115,201)
                                                                               ----------  ----------  -----------
    Total members' equity (deficit)..........................................         602      (7,986)     (5,817)
                                                                               ----------  ----------  -----------
    Total liabilities and members' equity (deficit)..........................  $    1,530      11,634      54,640
                                                                               ----------  ----------  -----------
                                                                               ----------  ----------  -----------


                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                                                                       YEARS ENDED            NINE MONTHS ENDED
                                                                       DECEMBER 31,             SEPTEMBER 30,
                                                                   ---------------------  ------------------------
                                                                      1997       1998        1998         1999
                                                                   ----------  ---------  -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
Net revenues.....................................................  $      817      7,317       3,310       23,000
Cost of net revenues.............................................       1,520      7,626       5,613        6,878
                                                                   ----------  ---------  -----------  -----------
    Gross profit (deficit).......................................        (703)      (309)     (2,303)      16,122
Operating expenses:
  Product development............................................       9,403      6,263       4,231        8,410
  Sales and marketing............................................       4,090     12,482       6,110       20,976
  General and administrative.....................................       1,372      5,939       3,108        9,799
  Amortization of deferred compensation..........................          --        160          --        3,207
  Promotion and advertising provided by NBC......................          --     14,060       3,484       32,950
                                                                   ----------  ---------  -----------  -----------
    Total operating expenses.....................................      14,865     38,904       16,933       75,342
                                                                   ----------  ---------  -----------  -----------
    Operating loss...............................................     (15,568)   (39,213)     (19,236)     (59,220)
Other expense (income), net......................................          --        (75)          36       (1,125)
                                                                   ----------  ---------  -----------  -----------
    Net loss.....................................................  $  (15,568)   (39,288)     (19,200)     (60,345)
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
Other comprehensive income:
    Unrealized gains on available-for-sale securities............  $       --         --          --        22,731
                                                                   ----------  ---------  -----------  -----------
Comprehensive net loss...........................................  $  (15,568)   (39,288)     (19,200)     (37,614)
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
Basic and diluted net loss per unit..............................  $    (1.33)     (2.95)      (1.49)        (4.16)
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
Units used in per unit calculation...............................      11,700     13,301      12,920        14,494
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------

                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

                                 (IN THOUSANDS)

                                                                                      OTHER                         TOTAL
                                                MEMBER UNITS        DEFERRED       ACCUMULATED                    MEMBERS'
                                            --------------------  COMPENSATION    COMPREHENSIVE   ACCUMULATED      EQUITY
                                              UNITS     AMOUNT       EXPENSE         INCOME         DEFICIT       (DEFICIT)
                                            ---------  ---------  -------------  ---------------  ------------  -------------
Contributed capital from CNET, Inc........     11,700     16,170           --              --              --        16,170
Net loss..................................         --         --           --              --         (15,568)      (15,568)
                                            ---------  ---------       ------          ------     ------------  -------------
Balances as of December 31, 1997..........     11,700     16,170           --              --         (15,568)          602
Contributed capital from CNET, Inc........         --     10,616           --              --              --        10,616
Cash contribution from NBC................      2,744      5,864           --              --              --         5,864
Promotion and advertising provided by
  NBC.....................................         --     14,060           --              --              --        14,060
Grant of compensatory stock options.......         --      2,262       (2,262)             --              --            --
Amortization of deferred compensation.....         --         --          160              --              --           160
Net loss..................................         --         --           --              --         (39,288)      (39,288)
                                            ---------  ---------       ------          ------     ------------  -------------
Balances as of December 31, 1998..........     14,444  $  48,972       (2,102)             --         (54,856)       (7,986)
Promotion and advertising provided by NBC
  (unaudited).............................         --     32,950           --              --              --        32,950
Grant of compensatory stock options
  (unaudited).............................         --      8,810       (8,810)             --              --            --
Issuance of units in connection with
  GlobalBrain transaction (unaudited).....         75      2,989           --              --              --         2,989
Unrealized gain on available-for-sale
  securities (unaudited)..................         --         --           --          22,731              --        22,731
Amortization of deferred compensation
  (unaudited).............................         --         --        3,207              --              --         3,207
Contributed capital from NBC and
  CNET, Inc (unaudited)...................         --        637           --              --              --           637
Net loss (unaudited)......................         --         --           --              --         (60,345)      (60,345)
                                            ---------  ---------       ------          ------     ------------  -------------
Balances as of September 30, 1999
  (unaudited).............................     14,519  $  94,358       (7,705)         22,731        (115,201)       (5,817)
                                            ---------  ---------       ------          ------     ------------  -------------
                                            ---------  ---------       ------          ------     ------------  -------------

                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                        YEARS ENDED           NINE MONTHS ENDED
                                                                       DECEMBER 31,               SEPTEMBER 30,
                                                                   ---------------------  ------------------------
                                                                      1997       1998        1998         1999
                                                                   ----------  ---------  -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
  Net loss.......................................................  $  (15,568)   (39,288)     (19,200)     (60,345)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Receipt of stock in exchange for services provided...........          --       (605)         --        (7,268)
    Depreciation and amortization................................         329        929          469         2,456
    Amortization of deferred compensation expense................          --        160          --          3,207
    Promotion and advertising provided by NBC....................          --     14,060        3,484        32,950
    Legal indemnification by members.............................          --         --           --           637
    Changes in operating assets and liabilities:
      Accounts receivable........................................        (367)    (2,648)      (1,454)        (911)
      Prepaid expenses, deposits and other assets................         (36)    (1,784)      (1,768)      (2,239)
      Accounts payable...........................................         312      2,409        1,465         2,729
      Accrued and other liabilities..............................         216      2,630        1,227         2,403
      Deferred revenue...........................................         400        153          231         4,016
      Due to/(from) CNET.........................................          --       (655)         756         2,443
      Due to NBC.................................................          --         --          --            101
                                                                   ----------  ---------  -----------  -----------
        Net cash used in operating activities....................     (14,714)   (24,639)     (14,790)     (19,821)
                                                                   ----------  ---------  -----------  -----------
Cash flows used in investing activities:

  Cash paid in connection with Global Brain transaction..........          --         --                   (1,300)
  Investment in Net2Phone........................................          --         --        (228)      (1,000)
  Purchases of fixed assets......................................      (1,456)    (4,476)     (2,983)      (8,002)
                                                                   ----------  ---------  -----------  -----------
        Net cash used in investing activities....................      (1,456)    (4,476)     (3,211)     (10,302)
                                                                   ----------  ---------  -----------  -----------
Cash flows from financing activities:
  Proceeds from line of credit...................................          --     13,500       2,300       29,800
  Capital contribution...........................................      16,170     10,616      10,527           --
  Cash contribution from NBC.....................................          --      5,864       5,864           --
                                                                   ----------  ---------  -----------  -----------
        Net cash provided by financing activities................      16,170     29,980      18,691       29,800
                                                                   ----------  ---------  -----------  -----------
Net increase (decrease) in cash and cash equivalents.............          --        865         690         (323)
Cash and cash equivalents at beginning of the period.............          --         --          --          865
                                                                   ----------  ---------  -----------  -----------
Cash and cash equivalents at end of the period...................  $       --        865         690          542
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
Supplemental non-cash transactions:
  Cash paid for interest.........................................  $       --         13          --          645
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
Supplemental non-cash investing and financing activities:
  Promotion and advertising provided by NBC......................  $       --     14,060        3,484       32,950
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
  Issuance of member units in connection with Global Brain
    transaction..................................................  $       --        --           --        2,989
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
  Grant of compensatory stock options............................  $       --      2,262          --        8,810
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
  Unrealized gain on available-for-sale securities...............  $       --         --          --       22,731
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
  Services rendered in exchange for equity investments...........  $       --        605          --        7,268
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
  Legal indemnification by members...............................  $       --         --          --          637
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------


                See accompanying notes to financial statements.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION

    (A) THE COMPANY

    Snap! LLC (Snap or the Company) commenced operations in December 1996 (the Company had no significant operating results during 1996) and was introduced as a service in September 1997. Snap is an Internet portal service company that offers a branded network of comprehensive information, media, ecommerce, communication, and navigation services to millions of users daily.

    The Company was incorporated on June 25, 1998 as a Delaware limited liability company (LLC). Prior to that date, the Company was operated as a wholly-owned and consolidated operation of CNET, Inc. (CNET). The accompanying financial statements retroactively reflect the incorporation of the Company as an LLC to the date of the inception of the Company's operations. On or about June 30, 1998, as part of a contribution agreement entered into between CNET and NBC, Inc. (NBC) (collectively, the Members), CNET contributed its assets and liabilities used exclusively in the operation of the Snap service to the LLC for an approximately 81% ownership interest, while NBC contributed approximately $5.9 million in cash to the LLC for an approximately 19% ownership interest (see Note 7). CNET's and NBC's contributions were recorded at their respective historical carrying amounts.

    The accompanying financial statements and related notes also reflect the historical results of operations and cash flows of Snap while it was operated by CNET. The statement of operations includes all revenues and costs directly attributable to Snap, including costs for facilities, functions and services used by the business and allocations of costs for certain administrative functions and services performed by centralized departments of CNET. Costs have been allocated to the Snap operation based on CNET management's estimate of costs attributable to the Snap operation. Such costs are not necessarily indicative of the costs that would have been incurred if Snap had been a separate entity.

    (B) LIQUIDITY

    The Company has sustained losses and negative cash flows from operations since inception and expects these conditions to continue into the foreseeable future. As of September 30, 1999, the Company had accumulated losses from inception of approximately $115 million. The implementation of the Company's business plan is dependent upon obtaining additional equity or debt financing through public or private financing, strategic partnerships or other arrangements. There can be no assurance that such additional financing will be available on terms attractive to the Company, or at all. Should additional external financing not be available, management would curtail the Company's current growth plans to enable the Company to continue operations through 1999.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

    (C) XOOM/NBC/SNAP MERGER

    On May 9, 1999, the Company, Xoom.com, Inc., NBC, Inc. and certain of its affiliates (collectively, NBC), and CNET, Inc. entered into a series of definitive agreements, (the Agreements) relating to the formation of a new company to be named NBC Internet, Inc. (NBCi) upon consummation of all the transactions contemplated by the Agreements. NBCi is expected to include the businesses of the Company, Xoom.com, Inc., and certain of NBC's Internet assets (including NBC.com, Videoseeker.com and NBC Interactive Neighborhood) and a 10% interest in CNBC.com.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) REVENUE RECOGNITION

    The Company's revenues are derived principally from the sale of banner advertisements and sponsorships. Advertising revenues are recognized in the period which the advertisement is displayed, provided that no significant obligations remain at the end of the period. Company obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by users of the Company's online properties. To the extent the minimum guaranteed impressions are not delivered, the Company defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

    The Company also earns revenue on sponsorship contracts from fees relating to the design, coordination, and integration of customers' content and links into Snap's online media properties. Such developmental fees are recognized as revenue once the related activities have been performed and the customers' Web links are available on Snap's online properties. Snap also derives revenues from development fees and electronic commerce which to date have each comprised less than 10% of revenues.

    Deferred revenue is primarily comprised of billings in excess of recognized revenue relating to advertising contracts and payments received pursuant to sponsorship agreements in advance of revenue recognition.

    (B) PRODUCT DEVELOPMENT

    Development expenses include expenses which were incurred in the development of new or improved technologies that enhance the performance of the Company's Internet service. Costs for development are expensed as incurred. Costs related to specific products or services are no longer recognized as development expenses when the specific product or service is launched and incorporated into the Company's internet service.

    (C) ADVERTISING COSTS

    All advertising costs are expensed when incurred. Advertising expense, including the value of advertising provided through barter transactions, totaled approximately $1,007,000, $18,559,000, $5,408,000 and $36,066,000 for
the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively. These costs include the value of promotion and advertising provided by NBC (see Note 7).

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D) CONCENTRATIONS OF CUSTOMERS AND CREDIT RISK

    One customer comprised 8% and 26% of net revenues for the year ended December 31, 1998 and the nine-months ended September 30, 1999, respectively, in conjunction with non-monetary transactions in which the Company received equity as consideration for services sold by the Company. One separate customer accounted for 18% of net revenues for the year ended December 31, 1997. During the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999 no other customer accounted for greater than 10% of revenues.

    During the quarter ended June 30, 1999, the Company received stock in a private company currently valued at approximately $10 million in exchange for future services of equivalent value to be rendered by the Company. Subsequent to the fiscal quarter end, the Company and the private company issuer of the stock completed an escrow arrangement under which the Company would earn the release of the shares from escrow. The release of the shares from escrow would be based on the Company's actual monthly performance during a two-year term. As of September 30, 1999, the Company had earned the release of shares valued at approximately $1,350,000, which has been recorded as revenue in the nine months then ended.

    No other significant revenues were recorded on non-monetary transactions in which the Company received equity investments as consideration for services.

    Financial instruments which potentially expose the Company to a concentration of credit risk consists primarily of trade accounts receivable. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily in the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. At December 31, 1998 and September 30, 1999, no one customer accounted for more than 10% of the accounts receivable balance.

    (E) CASH, CASH EQUIVALENTS, AND INVESTMENTS

    The Company considers investments in highly liquid instruments purchased with remaining maturities of 90 days or less to be cash equivalents. Cash equivalents are recorded at cost which approximates fair value. The Company maintains its cash in two depository accounts with high credit quality financial institutions.

    Equity investments in private companies are recorded initially at fair value when the Company's rights of ownership vest, and subsequently are carried at the lower of cost or net realizable value. Equity investments in publicly traded companies are initially recorded at market value when the Company's rights of ownership vest and are assumed to be available-for-sale securities which are carried at market value, with changes in market value recorded as unrealized gains and losses in total member's equity.

    (F) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) to seven years. Property and equipment recorded under leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or their estimated useful lives.

    (G) INCOME TAXES

    Prior to June 25, 1998 the Company's taxable losses were included in the consolidated tax returns of CNET, Inc. The Company did not receive any benefit from CNET Inc.'s receipt of such operating losses or research and development credits.

    Upon the incorporation as a Delaware limited liability company on June 26, 1998, the Company's net operating losses inured to the benefit of the Members. Accordingly, no provision for income taxes is recognized in the accompanying financial statements as the net loss generated from the Company's operations was "passed through" to the Members.

    (H) SOFTWARE DEVELOPMENT COSTS

    Statement of Financial Accounting Standard (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, governs accounting for software development costs. This statement provides for capitalization of certain software development costs once technological feasibility has been established. The costs capitalized are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenues, whichever is greater. No such costs have been capitalized to date.

    (I) STOCK-BASED COMPENSATION

    The Company accounts for its stock-based employee compensation plans using the intrinsic value method. As such, compensation expense is recorded on the date of grant if the current market price of the underlying membership unit exceeded the exercise price.

    (J) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Actual results could differ from those estimates.

    (K) COMPREHENSIVE LOSS

    The Company has adopted the provisions of SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which established standards for reporting and disclosures of comprehensive results and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. During the first nine months of 1999 the Company reported unrealized holding gains arising from investments classified as available-for-sale. The Company has an investment in Mail.com, Inc., which completed an initial public offering during the second quarter of 1999 and an investment in Net2Phone, Inc. which completed an initial public offering during the third quarter of 1999. The Company's investments were

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) recorded at market value based on the closing price of the stock on September 30, 1999, and the increase in value of the stock was recorded as an unrealized holding gain in comprehensive loss.

    (L) BARTER TRANSACTIONS

    The Company trades advertisements on its online properties in exchange for advertisements on the online properties of other companies. These revenues and marketing expenses are recorded at the fair value of services provided or the fair value of the services received, whichever is more reliably determinable in the circumstances. Revenue from barter transactions is recognized as income when advertisements are delivered on the Company's online properties. Expense from barter transactions is recognized when advertisements are provided to the Company. Barter revenues and expenses were approximately $342,000, $636,000, $541,000 and $1,591,000 for the years ended
December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999, respectively.

    (M) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's cash and cash equivalents, accounts receivable, equity investments, accounts payable and long-term debt approximate their respective fair values.

    (N) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company reviews its long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (O) RECENT ACCOUNTING PRONOUNCEMENTS

    The FASB recently issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company must adopt SFAS No. 133 by January 1, 2001. Management does not believe the adoption of SFAS No. 133 will have a material effect on the financial position or operations of the Company.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (P) NET LOSS PER UNIT

    Basic and diluted loss per unit is computed using the weighted average number of outstanding units at the end of each period. The following potentially dilutive units have been excluded from the determination of net loss per unit for all periods because the effect of such units would have been anti-dilutive:

                                                                   DECEMBER 31,  SEPTEMBER 30,
                                                                       1998          1999
                                                                   ------------  ------------
Units issuable under unit option plan............................      986,662      2,904,832
Units issuable under option to NBC (see Note 7)..................   14,805,556     14,805,556
                                                                   ------------  ------------
                                                                    15,792,218     17,710,388
                                                                   ------------  ------------
                                                                   ------------  ------------

    As of December 31, 1998 and September 30, 1999, the weighted average exercise price of unit options was $2.47 and $23.19, respectively.

    (Q) INTERIM FINANCIAL DATA

    The accompanying financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, are unaudited. In the opinion of management, these interim statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data disclosed in these notes to the financial statements for these periods are also unaudited. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any future periods.

(3) GLOBALBRAIN INVESTMENT

    In April 1999, the Company entered into a series of agreements with GlobalBrain.net, Inc. (GlobalBrain). In aggregate, the Company committed to provide GlobalBrain with $2 million in cash and 75,000 membership units (valued at $3 million) in exchange for (i) a seven-year (with an option to extend an additional five years) exclusive right to utilize certain GlobalBrain technology (the Technology) within a portal service, (ii) non-exclusive rights to utilize the Technology in other Snap products and to sublicense the Technology, (iii) a commitment from GlobalBrain to provide a minimum of five dedicated GlobalBrain engineers working full time under the discretion of Snap on custom research and development work for three years, (iv) a 10% ownership interest in GlobalBrain, and (v) warrants to purchase an additional 41% of GlobalBrain in three separate tranches over a five year period. The Company accounted for this transaction as the acquisition of certain tangible and intangible assets, and allocations of the consideration surrendered by the Company were made to the following: purchased technology of approximately $2 million, prepaid development fees of approximately $2 million, and an equity investment in a private company of approximately $1 million.

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(4) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following (in thousands):


                                                                        DECEMBER 31,
                                                                    --------------------  SEPTEMBER 30,
                                                                      1997       1998        1999
                                                                    ---------  ---------  -----------
Furniture, fixtures, leasehold improvements and equipment.........  $     102      1,763       2,024
Purchased software................................................        159        242       1,277
Computer equipment................................................      1,195      3,927      10,633
                                                                    ---------  ---------  -----------
                                                                        1,456      5,932      13,934
Less accumulated depreciation and amortization....................        329      1,258       3,709
                                                                    ---------  ---------  -----------
                                                                    $   1,127      4,674      10,255
                                                                    ---------  ---------  -----------
                                                                    ---------  ---------  -----------


(5) CREDIT FACILITIES AND COMMITMENTS

    (A) LINE OF CREDIT

    As of December 31, 1998, the Company has a revolving line of credit for $27,000,000 which is secured by substantially all of the Company's assets, guaranteed by General Electric, parent company of the Company's principal shareholders, and bears interest at various rates which ranged from 5.40% to 6.86% during the year ended December 31, 1998. Extensions of credit are available until June 15, 2001. Advances made under the facility shall mature no later than July 15, 2001. At December 31, 1998, $13,500,000 was outstanding and $10,170,000 was available under the line of credit. The outstanding balance is comprised of multiple individual borrowings, which are due between April 6, 1999 and June 28, 1999. The borrowings are classified as long-term on the face of the balance sheet because the Company has the ability and intent to extend the due dates beyond December 31, 1999. The due dates on these borrowings have been extended to between October 1, 1999 and December 7, 1999, respectively.

    On September 14, 1999, the Company's revolving line of credit, guaranteed by General Electric, was increased to $55,000,000. At September 30, 1999, $43,300,000 was outstanding and $7,820,000 was available under the line of credit. The outstanding balance is comprised of multiple individual borrowings, due between October 1, 1999, and December 7, 1999, and bear interest at various rates ranging from 5.22% to 8.25%. These borrowings are classified as long-term on the face of the balance sheet because the Company has the ability and intent to extend the due dates beyond twelve months.

    In both periods, a total of $3,330,000 of the line of credit was reserved in accordance with the requirements of the Company's facilities lease.

    (B) COMMITMENTS

    The Company is obligated under a noncancelable operating lease for office space, expiring in 2008. Rent expense was $200,000, $1,923,000, $1,235,000, and
$2,205,000 for the years ended December 31, 1997 and 1998, and for the nine months ended September 30, 1998 and 1999, respectively. The Company subleases portions of its facilities under noncancelable operating sublease agreements which expire over the next three years. Rental income from these subleases was $0, $360,000, $250,000, and $618,000 for the years ended

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

    (B) COMMITMENTS (CONTINUED)
December 31, 1997 and 1998, and for the nine months ended September 30, 1998 and 1999, respectively. The Company has no capital lease obligations.

    As of December 31, 1998, future minimum lease payments for the Company's operating leases are as follows (in thousands):


YEAR ENDING DECEMBER 31:
------------------------------------------------------------------------------------
  1999.............................................................................  $   2,540
  2000.............................................................................      2,540
  2001.............................................................................      2,540
  2002.............................................................................      2,540
  2003.............................................................................      2,926
  Thereafter.......................................................................     11,503
                                                                                     ---------
                                                                                     $  24,589
                                                                                     ---------
                                                                                     ---------

    The minimum operating lease payments have not been reduced by any future minimum sublease rentals totalling $1,614,000 due under noncancelable subleases over the next three years.

(6) OPTION PLAN

    A summary of the Company's option activity and related information through September 30, 1999 follows:

                                                                                              WEIGHTED
                                                                                              AVERAGE
                                                                                NUMBER OF     EXERCISE
                                                                                  UNITS        PRICES
                                                                                ----------  -----------
Options outstanding, December 31, 1997.......................................           --   $      --
Granted......................................................................    1,012,572        7.79
Canceled.....................................................................      (25,910)       7.79
                                                                                ----------       -----
Options outstanding, December 31, 1998.......................................      986,662        7.79
Granted (unaudited)..........................................................    1,976,432       30.94
Canceled (unaudited).........................................................      (58,262)      25.23
                                                                                ----------       -----
Options outstanding, September 30, 1999 (unaudited)..........................    2,904,832       23.19
                                                                                ----------       -----
                                                                                ----------       -----
Options exercisable, December 31, 1998.......................................       31,107        7.79
                                                                                ----------       -----
                                                                                ----------       -----
Options exercisable, September 30, 1999 (unaudited)..........................      217,891       11.02
                                                                                ----------       -----
                                                                                ----------       -----

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(6) OPTION PLAN (CONTINUED)
    The following summarizes information about options outstanding as of September 30, 1999:


                                   WEIGHTED AVERAGE
    RANGE OF        NUMBER OF    REMAINING CONTRACTUAL     WEIGHTED AVERAGE
 EXERCISE PRICES      UNITS           LIFE (YRS.)           EXERCISE PRICE
------------------  ----------   -----------------------  -----------------
$   7.79 - $ 7.79   1,103,695              8.80             $    7.79
$  30.19 - $41.00   1,626,210              9.79             $   30.84
$  42.00 - $59.81     174,927              9.80             $   49.17
                   ----------               ---                ------
$   7.79 - $59.81   2,904,832              9.41             $   23.19
                   ----------               ---                ------
                   ----------               ---                ------

    As of December 31, 1998 and September 30, 1999, options available for grant under the Company's option plan totaled 618,276 and 345,168, respectively.

    For the year ended December 31, 1998 and the nine months ended September 30, 1999, the Company recorded $2,262,000 and $8,810,000 respectively, of deferred compensation charges representing the difference between the deemed fair value of the membership unit on the date of grant and the option exercise price on the date of grant. Deferred compensation will be amortized over the four-year vesting period of the options using an accelerated method. During the year ended December 31, 1998 and the nine months ended September 30, 1999, $160,000 and $3,207,000 of amortization of deferred compensation was recognized as expense.

    If compensation cost for the Company's option plan had been determined based on the fair value at the grant date for awards issued in the year ending December 31, 1998, consistent with the provisions of SFAS No. 123 ACCOUNTING FOR STOCK-BASED COMPENSATION, then the Company's net loss would have been increased to the pro forma amounts indicated below (in thousands):


Net loss--as reported.............................................  $  39,288
Net loss--pro forma...............................................  $  39,646

    The weighted average fair value at date of grant for options granted for the year ending December 31, 1998 was $3.88. The fair value of each option grant was estimated on the date of grant using the minimum value option pricing model with the following assumptions:


Risk free interest rate............................................  6%
Weighted-average expected life of the options......................  4 years
Dividend rate......................................................  --

(7) RELATED PARTY TRANSACTIONS

    Prior to June 30, 1998, all of the expenditures of the Company were incurred by CNET and charged to the Company. These expenditures included allocations for accounting, legal, network operations, facilities, certain product development efforts, and other general expenses. Such allocations were generally allocated

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(7) RELATED PARTY TRANSACTIONS (CONTINUED) to the Company based on headcount, estimates on the percentage usage by the Company, or estimates of the time spent by CNET employees on the business of the company. The following table summarizes direct and indirect expenses of the Company prior to June 30, 1998 (in thousands):

                                                                                   PERIOD FROM
                                                                                 JANUARY 1, 1998
                                                                       1997     TO JUNE 30, 1998
                                                                     ---------  -----------------
COST OF NET REVENUES
Direct expenses paid by CNET on behalf of the Company..............  $   1,055          3,066
Expenses allocated by CNET to the Company..........................        465            868
                                                                     ---------          -----
                                                                         1,520          3,934
                                                                     ---------          -----
                                                                     ---------          -----
PRODUCT DEVELOPMENT
Direct expenses paid by CNET on behalf of the Company..............  $   8,471            884
Expenses allocated by CNET to the Company..........................        932          1,418
                                                                     ---------          -----
                                                                         9,403          2,302
                                                                     ---------          -----
                                                                     ---------          -----
SALES AND MARKETING
Direct expenses paid by CNET on behalf of the Company..............  $   1,806          1,862
Expenses allocated by CNET to the Company..........................      2,284          1,507
                                                                     ---------          -----
                                                                         4,090          3,369
                                                                     ---------          -----
                                                                     ---------          -----
GENERAL AND ADMINISTRATIVE
Direct expenses paid by CNET on behalf of the Company..............  $      73            133
Expenses allocated by CNET to the Company..........................      1,299          1,274
                                                                     ---------          -----
                                                                         1,372          1,407
                                                                     ---------          -----
                                                                     ---------          -----

    Such allocations are not necessarily indicative of the costs that would have been incurred if the Company had been a separate entity. However, management believes the differences between the allocated costs and the cost to obtain such services from an outside third party would not be significant.

    Following June 30, 1998, the Company began direct procurement and payment of all of its expenses, with the exception of certain services it contracted with CNET to provide or maintain. Such services include creative services, human resources, accounting, facilities, technology support, bandwidth and hosting support, and sales and marketing, and the Company recorded expenses totaling $3.7 million and $3.2 million for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, for amounts due to CNET for such services.

    NBC has provided certain promotional and other services to the Company since its investment date. NBC has provided advertising and promotion services to the Company which have been recorded as capital contributions at the time the services were provided based on the average CPM value for commercial air time during the period the services were provided. The Company has recorded advertising

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(7) RELATED PARTY TRANSACTIONS (CONTINUED) and promotion expenses of approximately $14.1 million and $33.0 million for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, at the average CPM value for commercial air time during the period the services were provided. NBC is not committed to provide such services to the Company. NBC has provided other services to the Company related to advertising production and legal support and the Company has recorded expenses totaling $0.2 million and $1.6 million for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively, for amounts due to NBC for such services.

    During the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, the Company has recorded no significant revenues from CNET, General Electric, NBC or any of their affiliates.

    The Company's credit facility is guaranteed by General Electric, parent company of NBC (see Note 5).

    As defined in the contribution agreement, NBC has an option to purchase 14,805,556 membership units for an aggregate price of $31,365,802. The option expires in June, 2001.

(8) DEFINED CONTRIBUTION PLAN

    The Company has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code covering all eligible employees. Under the plan, participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. For the year ended December 31, 1998, the Company did not contribute to the plan.

(9) SEGMENT INFORMATION

    The Company has adopted the provisions of SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operating decisions and assessing financial performance.

    The Company's chief operating decision maker is considered to be the Company's Chief Executive Officer ("CEO"). The information reviewed by the CEO for purposes of making operating decisions and assessing financial performance is identical to the information presented in the accompanying financial statement of operations. The Company operates in one segment, Internet operations. The Company has had no international revenues to date.

(10) LEGAL PROCEEDINGS

    The Company was involved in a dispute with SNAP Technologies, Inc. (SNAP
Tech) which claimed to own the SNAP trademark. SNAP Tech filed a lawsuit against CNET on November 19, 1998, alleging trademark infringement and related statutory violations, to which the Company filed an answer on November 24, 1998. On July 15, 1999, the lawsuit with SNAP Tech was settled. Pursuant to the settlement

                                   SNAP! LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1998

                   (INFORMATION AS OF AND FOR THE NINE MONTHS
                   ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(10) LEGAL PROCEEDINGS (CONTINUED)
agreement, the Company shall pay $200,000, grant an advertising credit of $1,000,000, and provide certain other promotions to SNAP Tech in exchange for all worldwide rights to all names, trademarks, and service marks previously used by SNAP Tech. NBC and CNET will indemnify the Company for this legal settlement. Accordingly, the amounts paid by NBC and CNET have been included in the accompanying financial statements as contributed capital.

    In March 1999 the Company filed a complaint against CityAuction, Inc. in connection with an agreement entered into between the Company and CityAuction to promote CityAuction's online auction site in exchange for monetary compensation and warrants to purchase shares of CityAuction. The Company is claiming that CityAuction breached the agreement by refusing to honor the Company's exercise in February 1999 of its CityAuction warrants, failing to make a $125,000 payment due to the Company and failing to provide the Company with notice of CityAuction's pending acquisition by Ticketmaster Online-CitySearch, Inc. The Company is also claiming that Ticketmaster induced CityAuction to breach it contractual obligations to the Company. This matter is in the discovery stage. An unfavorable outcome in this litigation would deny the Company the economic benefit of the claimed payments and stock ownership of CityAuction. No amounts contingent upon a favorable outcome in this litigation have been recorded in the Company's financial statements.

                            NBC MULTIMEDIA DIVISION
                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
National Broadcasting Company, Inc.

    We have audited the accompanying combined balance sheets of NBC Multimedia Division as of December 31, 1997 and 1998, and the related combined statements of operations and changes in parent company's investment and net advances and cash flows for the years then ended. These combined financial statements are the responsibility of NBC Multimedia Division's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of NBC Multimedia Division as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

New York, New York
June 24, 1999

                            NBC MULTIMEDIA DIVISION

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,
                                                          ------------------------   SEPTEMBER 30,
                                                             1997         1998            1999
                                                          ----------   -----------   --------------
                                                                                     (UNAUDITED)
                         ASSETS
Current assets:
  Trade accounts receivable, less allowance for doubtful
    accounts of $59,000 in 1997, $125,440 in 1998 and
    $161,000 in 1999....................................  $1,348,082     2,274,240        536,357
  Other receivables.....................................      56,848        11,852         34,944
                                                          ----------   -----------    -----------
    Total current assets................................   1,404,930     2,286,092        571,301

Property and equipment, net of accumulated depreciation
  of $243,501 in 1997, $339,570 in 1998, and $408,984 in
  1999..................................................     916,513       622,561        447,389
                                                          ----------   -----------    -----------
    Total assets........................................  $2,321,443     2,908,653      1,018,690
                                                          ==========   ===========    ===========
      LIABILITIES AND PARENT COMPANY'S INVESTMENT
                    AND NET ADVANCES
Current liabilities:
  Accounts payable......................................  $  637,044     1,464,743      1,750,601
  Accrued expenses and liabilities (note 2).............     418,227       414,402        239,501
                                                          ----------   -----------    -----------
    Total current liabilities...........................   1,055,271     1,879,145      1,990,102

Deferred revenue (note 1(d))............................   1,695,637    14,639,258     17,878,162

Parent Company's investment and net advances............    (429,465)  (13,609,750)   (18,849,574)

Commitments and contingencies (note 5)
                                                          ----------   -----------    -----------
    Total liabilities and Parent Company's investment
      and net advances..................................  $2,321,443     2,908,653      1,018,690
                                                          ==========   ===========    ===========

            See accompanying notes to combined financial statements.

                            NBC MULTIMEDIA DIVISION

                COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN
                  PARENT COMPANY'S INVESTMENT AND NET ADVANCES

                                                                             NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                             -------------------------   -------------------------
                                                1997          1998          1998          1999
                                             -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)
Revenue (note 1(d)):
  Advertising, sponsorship, and license
    fees...................................  $ 3,232,384     6,921,250     3,563,449     5,891,755
  Other revenue............................           --     4,693,300     3,365,197     6,598,175
                                             -----------   -----------   -----------   -----------
      Total revenue........................    3,232,384    11,614,550     6,928,646    12,489,930
Cost of revenue............................    4,398,846     5,248,928     3,512,590     4,573,624
                                             -----------   -----------   -----------   -----------
      Gross (loss) profit..................   (1,166,462)    6,365,622     3,416,056     7,916,306
Operating expenses:
  Operating and development................      677,055       938,295       775,117       390,691
  Sales and marketing......................    2,355,519     3,988,810     2,862,153     1,042,224
  General and administrative...............    3,540,408     4,488,756     3,723,533     2,098,784
                                             -----------   -----------   -----------   -----------
      Total operating expenses.............    6,572,982     9,415,861     7,360,803     3,531,699
                                             -----------   -----------   -----------   -----------
      (Loss) income from operations........   (7,739,444)   (3,050,239)   (3,944,747)    4,384,607
                                             -----------   -----------   -----------   -----------
      Net (loss) income....................   (7,739,444)   (3,050,239)   (3,944,747)    4,384,607
Parent Company's investment and net
  advances, beginning of period............      428,008      (429,465)     (429,465)  (13,609,750)
Advances from (distributions to) Parent
  Company, net.............................    6,881,971   (10,130,046)  (11,477,710)   (9,624,431)
                                             -----------   -----------   -----------   -----------
Parent Company's investment and net
  advances, end of period..................  $  (429,465)  (13,609,750)  (15,851,922)  (18,849,574)
                                             ===========   ===========   ===========   ===========

            See accompanying notes to combined financial statements.

                            NBC MULTIMEDIA DIVISION

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                             NINE MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,        SEPTEMBER 30,
                                               ------------------------   -----------------------
                                                  1997          1998         1998         1999
                                               -----------   ----------   ----------   ----------
                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income..........................  $(7,739,444)  (3,050,239)  (3,944,747)   4,384,607
  Adjustments to reconcile net (loss) income
    to net cash used in operating activities:
    Provision for doubtful accounts..........       59,000       66,440       52,980       35,560
    Depreciation and amortization............      156,995      176,287      129,489      105,694
    Loss on disposal of property and
      equipment..............................      109,840      220,576      220,576          109
    Noncash revenue related to partner
      agreements (note 1(d)).................      (33,305)  (5,101,895)  (3,324,470)  (8,644,073)
    Advertising provided by NBC..............           --    2,015,400    1,395,500           --
Changes in operating assets and liabilities:
  Accounts receivable........................   (1,335,482)    (992,598)    (577,465)   1,702,323
  Other receivables..........................      541,604       44,996       34,003      (23,092)
  Accounts payable...........................     (465,351)     827,699    1,060,493      285,858
  Accrued expenses and liabilities...........      247,054       (3,825)     (65,266)    (174,901)
  Deferred revenue...........................    1,462,499      (67,085)      75,142     (537,082)
                                               -----------   ----------   ----------   ----------
      Net cash used in operating
        activities...........................   (6,996,590)  (5,864,244)  (4,943,765)  (2,864,997)
                                               -----------   ----------   ----------   ----------
Cash flows from investing activities:
  Acquisition of property and equipment......     (151,823)    (102,911)     (98,621)          --
                                               -----------   ----------   ----------   ----------
Cash flows from financing activities:
  Advances received from parent, net.........    7,148,413    5,967,155    5,042,386    2,864,997
                                               -----------   ----------   ----------   ----------
      Net change in cash and cash
        equivalents..........................           --           --           --           --
Cash and cash equivalents at beginning of
  period.....................................           --           --           --           --
                                               -----------   ----------   ----------   ----------
Cash and cash equivalents at end of period...           --           --           --           --
                                               ===========   ==========   ==========   ==========
Summary of noncash transactions:
  Equity instruments received and transferred
    to parent (note 4).......................      266,442   18,112,601   17,915,595   12,420,060

            See accompanying notes to combined financial statements.

                            NBC MULTIMEDIA DIVISION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    (a) SUMMARY OF OPERATIONS

    The accompanying combined financial statements include the assets and operations of NBC.com, NBC Interactive Neighborhood (NBC-IN) and VideoSeeker (collectively, the Division), all of which are operating divisions of NBC Multimedia, Inc., a wholly owned subsidiary of National Broadcasting Company, Inc. (NBC), which is a wholly owned subsidiary of General Electric Company
(GE). NBC has agreed to merge the operations and certain defined net assets of the NBC.com and NBC-IN divisions with Xoom.com, Inc. (Xoom), under an agreement dated May 9, 1999 and amended on June 11, 1999, which also provides that NBC will contribute its ownership interests in SNAP! LLC to the merged entity, NBC Internet, Inc. (NBCi). Upon completion of these transactions, NBC will own approximately 48.5% of the common stock of NBCi. In addition, NBC will purchase from NBCi zero coupon convertible subordinated debentures due 2006 with an aggregate principal amount at maturity of approximately $487 million in exchange for the net assets of VideoSeeker and a note payable in the amount of $340 million. The aforementioned transactions were consummated on November 30, 1999.

    The principal activities of the Division are as follows:

    NBC.com, launched in August 1995, is the Internet venue for the NBC television network offering content about NBC on-air programming, providing show descriptions, episode updates, actor biographies, schedule information and program trivia for NBC entertainment programming. NBC.com also maintains direct links to NBC's news, finance and sports sources, MSNBC News, CNBC, and MSNBC Sports, as well as links to local news and weather through NBC's local station affiliates via NBC-IN.

    NBC-IN, launched in October 1997, is a Web-based network of local news and information sites developed with certain participating NBC owned and affiliated television stations throughout the United States. Through NBC-IN.com, Internet users can access local news, sports and weather as well as services such as job search, local advertising for real estate and automobiles, restaurant reviews and telephone directories.

    VideoSeeker, launched in May 1998, is a full-service video aggregator, licensing content from NBC's media properties as well as from third parties to offer users free online access to topical and archival news video from MSNBC, clips from NBC television programming, movie trailers, music video and interviews.

    The Division generates revenues primarily through advertising, sponsorship and licensing agreements.

    (b) BASIS OF PRESENTATION

    The accompanying combined financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by NBC for all periods presented that have been allocated to the Division. Such allocations are included in general and administrative expenses in the Division's combined statements of operations and changes in parent company's investment and net advances. In management's opinion, the basis for the allocation of such costs is reasonable and is based upon the ratio of the total direct operating costs incurred by the Division to total NBC direct operating costs. However, the expenses allocated to the Division, although made on a basis management believes to be reasonable, may not necessarily be representative of what the Division would have incurred on a stand-alone basis.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Allocated costs are as follows:

                                        YEARS ENDED           NINE MONTHS ENDED
                                        DECEMBER 31,            SEPTEMBER 30,
                                   ----------------------   ---------------------
                                      1997        1998        1998        1999
                                   ----------   ---------   ---------   ---------
NBC Corporate....................  $  913,000   1,059,000     794,250     700,056
Rent.............................     684,209     851,833     652,374     757,798
                                   ----------   ---------   ---------   ---------
                                   $1,597,209   1,910,833   1,446,624   1,457,854
                                   ==========   =========   =========   =========

    NBC corporate overhead expenses consist primarily of senior management salaries and benefits, financial, legal, information technology, and other administrative costs.

    (c) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (d) REVENUE RECOGNITION

    The Division derives revenue from the sale of banner advertisements under short-term contracts. To date, the duration of the Division's advertising commitments has generally averaged from one to six months. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Division obligations remain and collection of the resulting receivable is probable. Division obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Division's websites. To the extent minimum guaranteed impressions are not met, the Division defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

    The Division (primarily through NBC-IN) also derives revenues from license fees from various service providers who pay a fee to furnish content, e-commerce or services in a particular category of the Division's websites. These fees are deferred and recognized ratably over the term of the related agreement, which is generally two to three years.

    The Division also earns revenue on sponsorship contracts for fees relating to the design, coordination and integration of the customer's contents and links to the Division's websites. These development fees are recognized as revenue once the related activities have been performed. Revenues from electronic commerce revenue sharing arrangements within the Division's websites are recognized upon notification from its partners of sales attributable to the Division's site, and were insignificant in all periods presented.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The Division receives equity instruments (common or preferred stock, options and warrants) under certain agreements with service providers and under certain outsourcing agreements. When the measurement date for such equity instruments is fixed and there is a sufficient disincentive to breach the contract in accordance with Emerging Issues Task Force Abstract No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," the Division records the receipt of the equity instruments and corresponding deferred revenue. When equity instruments are contingent upon the achievement of certain targets, the Company records the benefit of the equity instruments at the time the targets are achieved at the then fair market value of the equity instrument. Such amounts are amortized ratably to revenue over the length of the contract commencing on the measurement date.

    Such equity instruments are transferred to NBC and upon measurement are charged to Parent company's investment and net advances. Changes in value subsequent to the measurement date are not reflected in the Division's combined financial statements.

    Revenues recognized under agreements whereby the Division receives equity instruments in the service provider's stock as described above, in consideration for the advertising and customer acquisition opportunities, are recorded as Advertising, sponsorship, and license fee revenue and aggregated $33,305, $1,408,595, $709,273, and $2,795,898 in the years ended December 31, 1997, and
1998, and the nine months ended September 30, 1998 and 1999, respectively.

    Revenue from the receipt of equity instruments in connection with outsourcing agreements, recorded as Other revenue, aggregated $--0-, $3,693,300, $2,615,197, and $5,848,175 in the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively.

    (e) BARTER TRANSACTIONS

    The Division trades advertisements on its Web properties in exchange for the loan of computer equipment. Barter revenues and expenses are recorded at the fair market value of services provided or received, whichever is more determinable in the circumstances. Revenue from barter transactions is recognized as income when advertisements are delivered on the Division's websites. Barter expense is recognized over the period the equipment is in use, which is typically in the same period when the barter revenue is recognized. Advertising barter revenues and expenses were approximately $393,000, $77,000, $74,500 and $--0- for the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively.

    (f) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally five to seven years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the leases, whichever is shorter.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (g) INCOME TAXES

    For all periods, the Division has been included in the consolidated federal, state and local income tax returns of NBC. Income taxes are calculated and provided for on a consolidated basis, and the Division has not been allocated any income tax expense (benefit) by NBC. For purposes of these financial statements, federal, state and local income taxes are provided as if the Division had filed a separate return on a stand-alone basis for all periods presented.

    The Division accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized, to the extent realizable, for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that the tax change occurs. Such tax assets and liabilities are not a part of the merger transaction. Accordingly, all current and deferred tax assets and liabilities are included as part of Parent Company's investment and net advances, and are not reflected in the combined balance sheets of the Division.

    (h) IMPAIRMENT OF LONG-LIVED ASSETS

    The Division reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (i) ADVERTISING EXPENSES

    The Division expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing on the combined statements of operations and totaled $425,166, $2,569,844, $1,869,398 and $288,172 for the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively. These costs include the value of advertising provided by NBC of $0, $2,015,400, $1,395,500, and $0 for the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1998 and 1999, respectively, which have been recorded based on average values for commercial air time sold by NBC during the period the services were provided.

    (j) PRODUCT DEVELOPMENT COSTS

    Product development costs consist principally of salaries and related costs, and are charged to expense as incurred.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (k) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Division to significant concentrations of credit risk consist of accounts receivable and accounts payable. At December 31, 1997 and 1998, the fair value of these instruments approximated their financial statement carrying amount because of the short-term maturity of these instruments. The Division has not experienced any significant credit loss to date. Revenue from the Division's five largest customers accounted for approximately 53% and 27% of the Division's advertising, sponsorship and license fee revenue for the years ended December 31, 1997 and 1998, respectively.

    No single customer exceeded 10% of the Division's advertising, sponsorship and license fee revenue for the year ended December 31, 1998. Two customers accounted for 42% of the Division's accounts receivable at December 31, 1998.

    Three customers exceeded 10% of revenue for the year ended December 31, 1997. Three customers accounted for approximately 74% of accounts receivable at December 31, 1997.

    (l) COMPREHENSIVE INCOME (LOSS)

    There were no differences between the Division's comprehensive loss and its net loss as reported.

    (m) SEGMENT INFORMATION

    The Division operates in a single segment in the United States.

    (n) RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Division has not yet determined the impact of adopting SFAS No. 133.

    (o) INTERIM RESULTS

    The accompanying interim combined financial statements as of September 30, 1999 and for the nine months ended September, 1998 and 1999 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1999 and the results of the Division's operations and its cash flows for the nine months ended September 30, 1998 and 1999. The financial data and other information disclosed in these notes to combined financial statements related to these periods are unaudited. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) BALANCE SHEET COMPONENTS

                                                                DECEMBER 31,        SEPTEMBER 30,
                                                            ---------------------       1999
                                                               1997        1998      (UNAUDITED)
                                                            ----------   --------   -------------
PROPERTY AND EQUIPMENT, NET
  Machinery and equipment.................................  $  955,184    762,458      656,700
  Leasehold improvements..................................     204,830    199,673      199,673
                                                            ----------   --------     --------
                                                             1,160,014    962,131      856,373
                                                            ----------   --------     --------
  Less accumulated depreciation and amortization..........    (243,501)  (339,570)    (408,984)
                                                            ----------   --------     --------
                                                            $  916,513    622,561      447,389
                                                            ==========   ========     ========
ACCRUED EXPENSES AND LIABILITIES
  Accrued salaries, incentive compensation and related
    benefits..............................................  $  381,802    414,402      239,501
  Other...................................................      36,425         --           --
                                                            ----------   --------     --------
                                                            $  418,227    414,402      239,501
                                                            ==========   ========     ========

(3) INCOME TAXES

    The Division has generated net losses for all periods through December 31, 1998, and has no net income tax expense in any period on a stand-alone basis. Although no net deferred tax assets with respect to net operating loss benefits would have been established due to uncertainty of utilization, net operating loss benefits would have been available to offset net income in the six months ended June 30, 1999 on a stand-alone basis. Other deferred tax assets aggregating approximately $3.2 million and $5.2 million at December 31, 1997 and 1998, respectively, arising principally from temporary differences in the recognition of revenue related to equity instruments also would have been offset by a valuation allowance on a stand-alone basis.

(4) PARENT COMPANY'S INVESTMENT AND NET ADVANCES

    Operations are funded through advances from NBC. Such advances have no defined repayment terms.

    During the years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, respectively, net advances were reduced by $266,442, $18,112,601, $17,915,595, and $12,420,060, representing the value of equity instruments received under partner agreements by the Division and transferred to NBC.

(5) OUTSOURCING AGREEMENTS

    In May 1998, the Division entered into a four year strategic alliance with USWeb whereby USWeb would perform production and hosting services for the Division's Web sites. The Division is committed to pay approximately
$2.6 million per year for these services under the agreement. NBC has the right to

                            NBC MULTIMEDIA DIVISION

                           DECEMBER 31, 1997 AND 1998

                (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(5) OUTSOURCING AGREEMENTS (CONTINUED)
extend the agreement unilaterally for an additional four-year term at a fixed increase in the annual fee. NBC may terminate the agreement with three months prior written notice to USWeb. Beginning in November 1999, USWeb may terminate the agreement with six months prior written notice to NBC. In connection with the strategic alliance, USWeb issued warrants to the Division to purchase 1,600,000 and 500,000 shares of USWeb Common Stock at $22.14 and $25.03 per share, respectively. If the agreement had been cancelled by the Division before May 1999, USWeb could have cancelled the warrants to purchase 1,050,000 shares or, if the warrants had been previously exercised, could have repurchased them.

    In October 1997, NBC signed a two year strategic alliance agreement with InterVU, Inc. ("InterVU") whereby InterVU is the exclusive provider, subject to certain limitations, of technology and services for VideoSeeker. In exchange for entering into the agreement, InterVU issued 1,280,000 shares of series G preferred stock to the Division. In addition, InterVU agreed to pay the Division $2 million in a series of non-refundable payments for promotional value and the cost of producing and operating VideoSeeker, which is recognized as Other revenue ratably over the two-year period.

    In March 1999, NBC-IN entered into an exclusive three-year agreement under which 24/7 Media, Inc. will sell advertising on participating NBC television stations and their associated websites. As part of the agreement, 24/7
Media, Inc. issued to the Division warrants to purchase up to 150,000 shares of 24/7 Media, Inc.'s common stock for $26.05 per share. These warrants vest and expire on specified dates and in specified amounts between March 11, 1999 and March 11, 2002. The value of the warrants received is recorded on each vesting date at the then fair market value and recognized as Other revenue ratably over the term of the agreement.

These agreements are accounted for as described in note 1(d).

                                NBC INTERNET, INC.
                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


    The following unaudited pro forma condensed combined financial information for NBCi gives effect to the transactions among Xoom.com, NBC and the NBC Multimedia Division, which consists of NBC.com, NBC-IN.com and VideoSeeker, CNET and SNAP. The following unaudited pro forma condensed combined financial statements reflect the combination of the following:

    - NBC.com;

    - Xoom.com;

    - NBC-IN.com;

    - VideoSeeker;

    - CNET's ownership interest in SNAP;

    - NBC's ownership interest in SNAP; and

    - 10% equity interest in CNBC.com LLC.

The total purchase costs of the transactions have been calculated with Xoom.com treated as the accounting acquiror and give effect to the purchase of the NBC Multimedia Division and to NBCi's acquisition of CNET's and NBC's ownership interests in SNAP. The historical financial information has been derived from the respective historical and/or pro forma financial statements of Xoom.com, SNAP, and the NBC Multimedia Division, and should be read in conjunction with those financial statements and the related notes contained in this Form 8-K/A-2.

    The unaudited pro forma condensed combined balance sheet as of September 30, 1999 has been prepared assuming the transactions took place as of that date and includes the allocation of the total purchase consideration to the fair values of the assets and liabilities of SNAP and the NBC Multimedia Division, based on a preliminary valuation.

    The unaudited pro forma condensed combined statements of operations combine the Xoom.com pro forma historical statements of operations and the historical statements of operations of SNAP and the NBC Multimedia Division for the year ended December 31, 1998 and the nine months ended September 30, 1999 and give effect to the transactions, including the amortization of goodwill and other intangible assets, as if they had occurred at the beginning of each period presented.

    The final purchase price allocation will be calculated based on NBC Multimedia's and SNAP's balance sheets and SNAP's stock options outstanding at November 30, 1999, the date the transactions were consummated.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies and should not be construed as representative of these amounts for any future dates or periods.

    As set forth in the pro forma condensed combined statements of operations, NBCi experienced net losses for the nine months ended September 30, 1999 and the year ended December 31, 1998. We believe that we have the financial resources needed to meet the presently anticipated business requirements of NBCi, including capital expenditure and strategic operating programs, for at least the next 12 months. Thereafter, if cash generated by operations is insufficient to satisfy our liquidity requirements, we may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to our stockholders. We may not be able to raise any such capital on terms acceptable to us or at all.

                               NBC INTERNET, INC.

                         UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                          AS OF SEPTEMBER 30, 1999
                                               ------------------------------------------------------------------------------------
                                                                                                     PRO FORMA
                                                                               NBC                    BUSINESS
                                                                            MULTIMEDIA              COMBINATION
                                                   XOOM.COM         SNAP     DIVISION    COMBINED   ADJUSTMENTS         PRO FORMA
                                               ----------------   --------  ----------   --------  --------------     -------------
                            ASSETS
Current assets:
  Cash and cash equivalents..................      $ 75,409       $     20   $     --   $ 75,429   $  (43,300)(F)      $   32,129
  Short-term investments.....................       123,516            522         --    124,038           --             124,038
  Accounts receivable, net...................         4,032          3,926        571      8,529           --               8,529
  Note receivable from NBC...................            --             --         --         --       78,288 (D)          78,288
  Inventories................................           518             --         --        518           --                 518
  Other current assets.......................         3,747          4,838         --      8,585           --               8,585
                                                   --------       --------  ----------  ---------  --------------     -------------
Total current assets.........................       207,222          9,306        571    217,099       34,988             252,087
  Fixed assets, net..........................         7,643         10,225        448     18,316           --              18,316
  Goodwill, net..............................        70,167             --         --     70,167    1,567,427 (B)       1,637,594
  Intangible assets, net.....................        25,370             --         --     25,370       86,400 (B)         111,770
  Investments................................        69,780         32,607         --    102,387       69,000 (B)         171,387
  Note receivable from NBC, less current
    portion..................................            --             --         --         --      261,712 (D)         261,712
  Other assets...............................         8,890          2,502         --     11,392           --              11,392
                                                   --------       --------  ----------  ---------  --------------     -------------
Total assets.................................      $389,072       $ 54,640   $  1,019   $444,731   $2,019,527          $2,464,258
                                                   --------       --------  ----------  ---------  --------------     -------------
                                                   --------       --------  ----------  ---------  --------------     -------------

              LIABILITIES, STOCKHOLDERS' EQUITY,
                  MEMBERS' EQUITY AND PARENT
             COMPANY'S INVESTMENT AND NET ADVANCES

Current liabilities:
  Accounts payable...........................      $  5,115       $  5,450   $  1,751    $12,316   $   23,500 (B)       $  35,816
  Accrued compensation and related
    expenses.................................         1,355          5,249        240      6,844           --               6,844
  Other accrued liabilities..................         2,747             --         --      2,747           --               2,747
  Deferred revenue...........................         2,409          4,569     17,878     24,856      (20,163)(E)           4,693
  Notes payable..............................           241             --         --        241           --                 241
  Due to CNET................................            --          1,788         --      1,788           --               1,788
  Due to NBC.................................            --            101         --        101           --                 101
  Capital lease obligations..................            84             --         --         84           --                  84
  Contingency accrual........................         1,000             --         --      1,000           --               1,000
                                                   --------       --------  ----------  ---------  --------------     -------------
Total current liabilities....................        12,951         17,157     19,869     49,977        3,337              53,314

Convertible notes payable to NBC and its
  affiliates, less current portion...........            --             --         --         --      370,000 (A)         370,000
Deferred revenue less current portion........         2,380             --         --      2,380           --               2,380
Other notes payable, less current portion....           292             --         --        292           --              292
Capital lease obligations, less current
  portion....................................           164             --         --        164           --                 164
Line of credit...............................            --         43,300         --     43,300      (43,300)(F)              --

Stockholders' equity, Members' equity and
  Parent Company's investment and net advances:
  Common stock...............................       407,669             --         --    407,669    1,664,823 (A)       2,072,492
  Members' equity............................            --         94,358         --     94,358      (94,358)(C)              --
  Parent Company's investment and net
    advances.................................            --             --    (18,850)   (18,850)      18,850 (C)              --
  Notes receivable from stockholders.........          (995)            --         --       (995)          --                (995)
  Deferred compensation......................          (409)        (7,705)        --     (8,114)       7,705 (C)            (409)
  Unrealized gain............................            --         22,731         --     22,731      (22,731)(C)              --
  Accumulated deficit........................       (32,980)      (115,201)        --   (148,181)     115,201 (C)         (32,980)
                                                   --------       --------  ----------  ---------  --------------     -------------
Total stockholders' equity...................       373,285         (5,817)   (18,850)   348,618    1,689,490           2,038,108
                                                   --------       --------  ----------  ---------  --------------     -------------
Total liabilities and stockholders' equity...      $389,072       $ 54,640   $  1,019   $444,731   $2,019,527          $2,464,258
                                                   --------       --------  ----------  ---------  --------------     -------------
                                                   --------       --------  ----------  ---------  --------------     -------------

                               NBC INTERNET, INC.

                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       FOR THE YEAR ENDED DECEMBER 31, 1998
                                               ------------------------------------------------------------------------------------
                                                                                                      PRO FORMA
                                                                               NBC                    BUSINESS
                                                   XOOM.COM                 MULTIMEDIA               COMBINATION
                                                 PRO FORMA(1)       SNAP     DIVISION    COMBINED    ADJUSTMENTS        PRO FORMA
                                               ----------------   --------  ----------   ---------  -------------     -------------
Net revenue..................................      $  9,200       $  7,317   $11,615     $  28,132   $      --          $    28,132

Cost of net revenue..........................         3,857          7,626     5,249        16,732          --               16,732
                                               ----------------   --------  ----------   ---------  -------------     -------------
Gross profit (loss)..........................         5,343           (309)    6,366        11,400          --               11,400

Operating expenses:
  Operating and development..................         4,339          6,263       938        11,540          --               11,540
  Sales and marketing........................         3,160         12,482     3,989        19,631          --               19,631
  General and administrative.................         4,110          5,939     4,489        14,538          --               14,538
  Purchased in-process research and
    development..............................           330             --        --           330         460(G)               790
  Amortization of deferred compensation......         1,605            160        --         1,765          --                1,765
  Amortization of goodwill and other
    intangible assets........................        27,620             --        --        27,620     243,590(H)           271,210
  Promotion and advertising provided by
    NBC......................................            --         14,060        --        14,060          --               14,060
                                               ----------------   --------  ----------   ---------  -------------     -------------
Total operating expenses.....................        41,164         38,904     9,416        89,484     244,050              333,534
                                               ----------------   --------  ----------   ---------  -------------     -------------

Loss from operations.........................       (35,821)       (39,213)   (3,050)      (78,084)   (244,050)            (322,134)

Other income (expense):
  Interest income............................           192             --        --           192      16,793(I)            16,985
  Interest expense...........................          (145)            --        --          (145)    (14,998)(J)          (15,143)
  Interest expense related to warrant........        (1,494)            --        --        (1,494)         --               (1,494)
  Other expense..............................            --            (75)       --           (75)         --                  (75)
                                               ----------------   --------  ----------   ---------  -------------     -------------
Net loss.....................................      $(37,268)      $(39,288)  $(3,050)     $(79,606)  $(242,255)         $  (321,861)
                                               ----------------   --------  ----------   ---------  -------------     -------------
                                               ----------------   --------  ----------   ---------  -------------     -------------
Basic and diluted net loss per share.........                                                                 (K)       $     (7.74)
                                                                                                                      -------------
                                                                                                                      -------------
Shares used in per share calculation--basic
  and diluted................................                                                                 (K)            41,595
                                                                                                                      -------------
                                                                                                                      -------------

------------------------
(1) Represents pro forma combination of Xoom.com, Paralogic Corporation, Global Bridges Technologies, Inc., PageCount, Inc., MightyMail Networks, Inc., Paralogic Software Corporation and LiquidMarket, Inc., as set forth in
    Exhibit 99.4 of this form 8-K/A-2.

                              NBC INTERNET, INC.

                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                               -----------------------------------------------------------------------------------
                                                                                                     PRO FORMA
                                                                               NBC                   BUSINESS
                                                   XOOM.COM                 MULTIMEDIA              COMBINATION
                                                 PRO FORMA(1)       SNAP     DIVISION    COMBINED   ADJUSTMENTS         PRO FORMA
                                               ----------------   --------  ----------   --------  -------------     -------------
Net revenue..................................      $ 20,194       $ 23,000   $12,490     $ 55,684   $     --          $     55,684

Cost of net revenue..........................         7,657          6,878     4,574       19,109         --                19,109
                                                   --------       --------  ----------   --------  -------------     -------------
Gross profit.................................        12,537         16,122     7,916       36,575         --                36,575

Operating expenses:
  Operating and development..................         7,180          8,410       391       15,981         --                15,981
  Sales and marketing........................        13,960         20,976     1,047       35,983         --                35,983
  General and administrative.................         7,727          9,799     2,094       19,620         --                19,620
  Purchased in-process research and
    development..............................            --             --        --           --      2,603 (G)             2,603
  Amortization of deferred compensation......         3,441          3,207        --        6,648         --                 6,648
  Amortization of goodwill and other
    intangible assets........................        21,500             --        --       21,500    182,692 (H)           204,192
  Promotion and advertising provided by
    NBC......................................            --         32,950        --       32,950         --                32,950
                                                   --------       --------  ----------   --------  -------------     -------------
Total operating expenses.....................        53,808         75,342     3,532      132,682    185,295               317,977
                                                   --------       --------  ----------   --------  -------------     -------------

(Loss) income from operations................       (41,271)       (59,220)    4,384      (96,107)  (185,295)             (281,402)

Other income (expense):
  Interest income............................         6,228             --        --        6,228     12,990 (I)            19,218
  Interest expense...........................           (93)            --        --          (93)   (11,199)(J)           (11,292)
  Other expense..............................            --         (1,125)  (23,234)     (24,359)                         (24,359)
                                                   --------       --------  ----------   --------  -------------     -------------
Net loss.....................................      $(35,136)      $(60,345) $(18,850)   $(114,331) $(183,504)          $  (297,835)
                                                   --------       --------  ----------   --------  -------------     -------------
                                                   --------       --------  ----------   --------  -------------     -------------
Basic and diluted net loss per share.........                                                                (K)       $     (6.25)
                                                                                                                     -------------
                                                                                                                     -------------
Shares used in per share calculation--basic
  and diluted................................                                                                (K)            47,616
                                                                                                                     -------------
                                                                                                                     -------------

------------------------
(1) Represents pro forma combination of Xoom.com, MightyMail Networks Inc., Paralogic Software Corporation and LiquidMarket, Inc., as set forth in
    Exhibit 99.4 of this form 8-K/A-2.

                               NBC INTERNET, INC.

              NOTES TO THE SELECTED UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


    The total estimated purchase cost has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values, with Xoom.com treated as the accounting acquiror. The excess of the purchase cost over the fair value of the net assets acquired has been allocated to goodwill. The final purchase price allocation will be calculated based on NBC Multimedia's and SNAP's balance sheets and SNAP's stock options outstanding at November 30, 1999, the date the transaction was consummated.

    The adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 1999, have been calculated as if the transactions occurred on September 30, 1999 and are as follows:

(A)(1) To reflect the acquisition by NBCi of NBC.com, NBC-IN.com and VideoSeeker, NBC Multimedia's ownership interest in SNAP, and a 10% ownership interest in CNBC.com for an estimated purchase price of $2,058,323,000. The purchase consideration consists of the following:

    - Issuance of 23,590,680 shares of NBCi Class B common stock with a fair value of $1,103,336,000. The fair value per share of Xoom.com's common stock is being used to determine the purchase price, as Xoom.com is treated as the accounting acquiror. Therefore, the fair value per share of NBCi's common stock issued is based on the average closing price of Xoom.com's common stock on June 14, 1999 (the date of the announcement of the stock purchase agreement between Xoom.com and NBC) and the three days prior and subsequent to such date.

    - Issuance of (i) a zero coupon convertible note of NBCi with a principal at maturity of $39,447,953; and (ii) a zero coupon convertible note of NBCi with a principal at maturity of $447,416,805. The convertible notes payable have been recorded at their present value of approximately $370,000,000, with an effective interest rate of 4% per annum.

   (2) To reflect the issuance of 7,245,063 shares of NBCi's Class A common stock with a fair value per share of $46.77 for an aggregate amount of $338,852,000 or approximately 81% (39% on a fully diluted basis) of SNAP. The fair value per share of NBCi's common stock issued is based on the average closing price of Xoom.com's common stock on June 14, 1999 (the announcement date of the stock purchase agreement between Xoom.com and
       NBC) and the three days prior and subsequent to such date.

(B)(1) To reflect the additional estimated purchase price of $246,135,000 related to (i) the assumption of SNAP's options and (ii) estimated merger costs. This additional estimated purchase price of $246,135,000 consists of the following:

    - Assumption of options to purchase 3,407,558 shares of NBCi's Class A common stock with a fair value of $222,635,000. The fair value of the options assumed is based on the Black-Scholes model using the following assumptions:

       - Fair market value of the underlying shares is based on the average closing price of Xoom.com's common stock on June 14, 1999 and the three days prior and subsequent to such date.

       - Expected life of 3 to 4 years

       - Expected volatility of 1.0

       - Risk free interest rate of 5.96%

       - Expected dividend rate of 0%

    - Estimated related merger costs consisting of the following:


       - Investment banking fees                  $17,250,000

       - Attorney, accountant and printing fees     4,250,000

       - Filing and registration costs                400,000

       - Merger-related restructuring costs         1,600,000
                                                  -----------

                                                  $23,500,000
                                                  -----------
                                                  -----------


                               NBC INTERNET, INC.

              NOTES TO THE SELECTED UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


    (2) To allocate the total purchase price of the transaction $(2,058,323,000) and recognize the excess purchase cost of $1,722,827,000 over the fair value of the net assets acquired, which has been recorded as goodwill and other intangible assets as follows:

       - Purchased technology                           $  18,900,000

       - Investment in CNBC.com LLC                        69,000,000

       - Affiliate and other contracts                     31,400,000

       - Acquired workforce                                 1,900,000

       - License agreement to NBC brand name and
        content, and other brand name                      34,200,000

       - Goodwill                                       1,567,427,000
                                                       --------------
                                                       $1,722,827,000
                                                       ==============

    (C) To reflect the elimination of (i) the historical members' equity accounts of SNAP and (ii) the historical parent company investment and net advances of the NBC Multimedia Division.

    (D) To record the assignment to NBCi of a note of NBC in the amount of $340 million ($78,288,000 current portion and $261,712,000 long-term portion), with a term of 4 years and an interest rate of 5.4% per annum.

    (E) To eliminate the gross margin associated with the SNAP deferred revenue and to eliminate the deferred revenue of the NBC Multimedia Division.

    (F) To record the repayment by NBCi of SNAP's revolving line of credit.

    The adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, assume that the transaction occurred as of January 1, 1998 and January 1, 1999, respectively and are as follows:

    (G) To reinstate charges for in-process research and development related to Xoom.com's acquisitions of Paralogic Corporation and Pagecount, Inc. in the year ended December 31, 1998 and MightyMail Networks and Paralogic Software Corporation in the nine months ended September 30, 1999.

    (H) To reflect the amortization of goodwill and other intangible assets resulting from the transactions. The goodwill and other intangible assets are being amortized over periods ranging from 3 to 7 years.

    (I) To reflect interest income in connection with the note receivable assigned to NBCi by NBC.

    (J) To reflect interest charges in connection with the two zero coupon convertible notes issued to NBC and its affiliates using an effective interest rate of 4% per annum.

    (K) Basic and diluted net loss per share has been adjusted to reflect the issuance of (i) 7,245,063 shares of Class A common stock to CNET and an unaffiliated third party; and (ii) 23,590,680 shares of NBCi's Class B common stock to an affiliate of NBC, as if the shares had been outstanding for the entire period. The effect of stock options assumed in the transactions has not been included, as its inclusion would be anti-dilutive.

                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information for Xoom.com, Inc. gives effect to the mergers of Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., Paralogic Software Corporation, MightyMail Networks, Inc. and LiquidMarket, Inc. into Xoom.com, Inc. The historical financial information has been derived from the respective historical financial statements of Xoom.com, Inc., Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., Paralogic Software Corporation, MightyMail Networks, Inc., and LiquidMarket, Inc. and should be read in conjunction with those financial statements and the related notes which were previously filed. The MightyMail Networks, Inc., Paralogic Software Corporation and LiquidMarket, Inc. acquisitions occurred on May 3, 1999, June 16, 1999, and August 3, 1999, and therefore are already reflected in Xoom.com, Inc.'s unaudited condensed consolidated balance sheet as of September 30, 1999 in the Xoom.com, Inc. Form 10-Q. As a result, a Xoom.com, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 1999 is not needed.

    The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998, combines historical statements of operations for Xoom.com, Inc., Paralogic Corporation, Global Bridges Technologies, Inc., Pagecount, Inc., Paralogic Software Corporation, MightyMail Networks, Inc. and LiquidMarket, Inc. and gives effect to the mergers, including the amortization of goodwill and other intangible assets, as if they had occurred on January 1, 1998. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999, combines historical statements of operations for Xoom.com, Inc., Paralogic Software Corporation, MightyMail Networks, Inc. and LiquidMarket, Inc., and gives effect to the mergers, including amortization of goodwill and other intangible assets, as if they had occurred on January 1, 1999.

    The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

                                 XOOM.COM, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                                    -------------------------------------------------------------------------
                                                             PARALOGIC
                                                            CORPORATION     GLOBAL
                                                              FOR THE       BRIDGES
                                                                TWO       TECHNOLOGIES      PAGECOUNT, INC.
                                                               MONTHS     FOR THE FIVE        FOR THE SIX
                                                               ENDED      MONTHS ENDED       MONTHS ENDED
                                                              FEBRUARY       MAY 31,           JUNE 30,         MIGHTYMAIL
                                                    XOOM.COM  28, 1998        1998               1998         NETWORKS, INC.
                                                    --------  --------  -----------------  -----------------  ---------------
Net revenue.......................................  $ 8,318   $ 80          $      --          $     208           $ 355

Cost of net revenue...............................    3,584     31                 --                 14             215
                                                    --------   ---              -----              -----           -----

Gross margin......................................    4,734     49                 --                194             140

Operating expenses:
  Operating and development.......................    3,841     12                 11                 --              62
  Sales and marketing.............................    2,834      2                 --                  2              57
  General and administrative......................    3,366     13                  4                184             297
  Purchased in-process research and development...      790     --                 --                 --              --
  Amortization of deferred compensation...........    1,416     --                 --                 --              --
  Amortization of goodwill and other intangible
    assets........................................    1,843     --                 --                 --              --
                                                    --------   ---              -----              -----           -----
Total operating expenses..........................   14,090     27                 15                186             416
                                                    --------   ---              -----              -----           -----
Income (loss) from operations.....................   (9,356)    22                (15)                 8            (276)

Other income (expense):
  Interest income.................................      187     --                 --                  1               1
  Interest expense................................     (135)    --                 --                 (2)             (6)
  Interest expense related to warrant.............   (1,494)    --                 --                 --              --
                                                    --------   ---              -----              -----           -----

Net income (loss)................................. $(10,798)    22          $     (15)         $       7           $(281)
                                                    --------   ---              -----              -----           -----
                                                    --------   ---              -----              -----           -----

Basic and diluted net loss per share..............

Shares used in per share calculation--basic and
  diluted.........................................


                                                                                            PRO FORMA
                                                     PARALOGIC      LIQUID-                  BUSINESS
                                                     SOFTWARE       MARKET,                COMBINATION
                                                    CORPORATION      INC.       COMBINED   ADJUSTMENTS        PRO FORMA
                                                    -----------   -----------   --------  --------------      ---------
Net revenue.......................................     $ 239         $  --      $ 9,200    $     --           $  9,200
Cost of net revenue...............................        13            --        3,857          --              3,857
                                                       -----         -----     ---------  --------------      ---------
Gross margin......................................       226            --        5,343          --              5,343
Operating expenses:
  Operating and development.......................       145           268        4,339          --              4,339
  Sales and marketing.............................        73           192        3,160          --              3,160
  General and administrative......................        35           211        4,110          --              4,110
  Purchased in-process research and development...        --            --          790        (460)(A)            330
  Amortization of deferred compensation...........       182             7        1,605          --              1,605
  Amortization of goodwill and other intangible
    assets........................................        --            --        1,843      25,777(B)          27,620
                                                       -----         -----     ---------  --------------      ---------
Total operating expenses..........................       435           678       15,847     (25,317)            41,164
                                                       -----         -----     ---------  --------------      ---------
Loss from operations..............................      (209)         (678)     (10,504)    (25,317)           (35,821)
Other income (expense):
  Interest income.................................        --             3          192          --                192
  Interest expense................................        (1)           (1)        (145)         --               (145)
  Interest expense related to warrant.............        --            --       (1,494)         --             (1,494)
                                                       -----         -----     ---------  --------------      ---------
Net loss..........................................     $(210)        $(676)    $(11,951)   $(25,317)          $(37,268)
                                                       -----         -----     ---------  --------------      ---------
                                                       -----         -----     ---------  --------------      ---------
Basic and diluted net loss per share..............                                                 (C)        $  (3.80)
                                                                                                              ---------
                                                                                                              ---------
Shares used in per share calculation--basic and
  diluted.........................................                                                 (C)           9,799
                                                                                                              ---------
                                                                                                              ---------

                                 XOOM.COM, INC.

                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                               ---------------------------------------------------------------------------------

                                                                               PARALOGIC     LIQUID-
                                                  XOOM.COM                     SOFTWARE      MARKET,
                                                  FOR THE                     CORPORATION      INC.
                                                    NINE        MIGHTYMAIL      FOR THE      FOR THE
                                                   MONTHS     NETWORKS, INC.     PERIOD      PERIOD                  PRO FORMA
                                                   ENDED      FOR THE PERIOD     ENDED        ENDED                   BUSINESS
                                                SEPTEMBER 30,   ENDED MAY 3,    JUNE 16,     AUGUST 3,               COMBINATION
                                                    1999           1999           1999         1999     COMBINED    ADJUSTMENTS
                                                -----------   --------------   -----------   --------   --------   --------------
Net revenue.....................................  $19,903       $    --          $ 291      $    --    $20,194      $    --

Cost of net revenue.............................    7,645            --             12           --      7,657           --
                                                  --------      -------       -----------   --------   --------   --------------

Gross margin....................................   12,258            --            279           --     12,537           --

Operating expenses:
  Operating and development.....................    5,708           634            319          519      7,180           --
  Sales and marketing...........................   13,507            24            160          269     13,960           --
  General and administrative....................    6,846           296             79          506      7,727           --
  Purchased in-process research and
    development.................................    2,603            --             --           --      2,603       (2,603)(A)
  Amortization of deferred compensation.........      495         1,283            962          701      3,441           --
  Amortization of goodwill and other intangible
    assets......................................    7,836            --             --           --      7,836       13,664(B)
                                                  --------      -------       -----------   --------   --------   --------------
Total operating expenses........................   36,995         2,237          1,520        1,995     42,747       11,061
                                                  --------      -------       -----------   --------   --------   --------------

Loss from operations............................  (24,737)       (2,237)        (1,241)      (1,995)   (30,210)     (11,061)

Other income (expense):
  Interest income...............................    6,213             1              2           12      6,228           --
  Interest expense..............................      (90)           (2)            --           (1)       (93)          --
                                                  --------      -------       -----------   --------   --------   --------------

Net loss........................................ $(18,614)      $(2,238)        $(1,239)    $(1,984)  $(24,075)    $(11,061)
                                                  --------      -------       -----------   --------   --------   --------------
                                                  --------      -------       -----------   --------   --------   --------------
Basic and diluted net loss per share............                                                                           (C)
Shares used in per share calculation--basic and
  diluted.......................................                                                                           (C)


                                                  PRO FORMA
                                                  ---------
Net revenue.....................................   $20,194
Cost of net revenue.............................     7,657
                                                  ---------
Gross margin....................................    12,537
Operating expenses:
  Operating and development.....................     7,180
  Sales and marketing...........................    13,960
  General and administrative....................     7,727
  Purchased in-process research and
    development.................................        --
  Amortization of deferred compensation.........     3,441
  Amortization of goodwill and other intangible
    assets......................................    21,500
                                                  ---------
Total operating expenses........................    53,808
                                                  ---------
Loss from operations............................   (41,271)
Other income (expense):
  Interest income...............................     6,228
  Interest expense..............................       (93)
                                                  ---------
Net loss........................................  $(35,136)
                                                  ---------
                                                  ---------
Basic and diluted net loss per share............   $ (2.09)
                                                  ---------
                                                  ---------
Shares used in per share calculation--basic and
  diluted.......................................    16,780
                                                  ---------
                                                  ---------

                                 XOOM.COM, INC.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

The adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, have been calculated assuming that the mergers occurred as of January 1, 1998 and January 1, 1999, respectively and are as follows:

(A) The purchased in-process research and development charges of $1,082,000 and $1,542,000 related to the MightyMail Networks, Inc. and Paralogic Software Corporation acquisitions, respectively, have been excluded from the net loss for the year ended December 31, 1998 and the nine months ended September 30, 1999, as they represent non-recurring charges. Additionally, purchased in-process research and development charges of $330,000 and $130,000 related to the Paralogic Corporation and Pagecount, Inc. acquisitions, respectively, have been excluded from the net loss for the year ended December 31, 1998. No purchased in-process research and development charges were incurred in connection with the LiquidMarket, Inc. merger.

(B) To reflect the amortization of goodwill and other intangible assets resulting from the MightyMail Networks, Inc., Paralogic Software Corporation, and LiquidMarket, Inc. acquisitions. During the year ended December 31, 1998, this amount also reflects the amortization of goodwill and other intangible assets resulting from the Paralogic Corporation, Global Bridges Technologies, Inc. and Pagecount, Inc. acquisitions. The goodwill and other intangible assets are being amortized over periods of twenty-four to forty-eight months.

(C) Basic and diluted net loss per share reflects the issuance of 682,410, 200,731, 335,947, 748,816 and 930,426 shares of Xoom.com's common stock related to the Paralogic Corporation, Global Bridges Technologies, Inc., MightyMail Networks, Inc., Paralogic Software Corporation and LiquidMarket, Inc. acquisitions, respectively, as if the shares had been outstanding for the entire period. The effect of stock options assumed in the merger has not been included as their inclusion would be anti-dilutive. The shares issued to the shareholders of MightyMail Networks, Inc., and LiquidMarket, Inc. include 33,593 and 106,101 shares, respectively, held in escrow which will be released upon the achievement of specific performance obligations.